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EXHIBIT 10.1 - AMENDED & RESTATED INCENTIVE STOCK OPTION PLAN

                         SOFTWARE ARTISTRY, INC.
                          AMENDED AND RESTATED
                       INCENTIVE STOCK OPTION PLAN
                (Amended and Restated  December 9, 1994)

    1. PURPOSES OF THE PLAN. The purposes of this Incentive Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees of Software
Artistry, Inc. (the "Company") and to promote the success of the Company's business.

    2. DEFINITIONS. As used herein, the following definitions shall apply:

    (a)  "BOARD" shall mean the Board of Directors of the Company.

    (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    (c)  "COMMON STOCK" shall mean the Common Stock of the Company.

    (d) "COMPANY" shall mean Software Artistry, Inc., an Indiana corporation.

    (e) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by Company management; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

    (f) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

    (g) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

    (h) "OPTION" shall mean a stock option granted pursuant to the Plan.

    (i) "OPTIONED STOCK" or "Option Shares" shall mean the Common Stock subject to an Option.

    (j)  "OPTIONEE" shall mean an Employee who receives an Option.

    (k) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

    (l)  "PLAN" shall mean this Incentive Stock Option Plan.

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    (m)  "SHARE" shall mean a share of the Common Stock, as
adjusted in accordance with Section 10 of the Plan.

    (n) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

    3.  STOCK SUBJECT TO THE PLAN.  Subject to the provisions of
Section 10 of the Plan, the maximum aggregate number of shares under the Plan is 1,500,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If any Option should expire or become unexercisable for any reason without having been exercised in full, then the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant or sale under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

    (a) PROCEDURE. The Plan shall be administered by the Board of Directors of the Company.

    (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7 of the Plan;
(iv) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan;
(ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

    (c) VESTING OF OPTIONS. Unless otherwise determined by the Board and set forth in the option agreement, Options shall become exercisable for (i) 20% of the Option Shares on the first anniversary of the date of grant, (ii) 20% of the Option Shares on the second anniversary of the date of grant, (iii) 20% of the Option Shares on the third anniversary of the date of grant, (iv) 20% of the Option Shares on the fourth anniversary of the date of grant, and (v) 20% of the Option Shares on the fifth anniversary of the date of grant.

    The Options granted herein shall become exercisable for the entire Option Shares (to the extent not previously vested or exercised) immediately prior to the consummation of any of the following events: (i) the sale or transfer by the Company of all or substantially all of its assets; (ii) the sale or exchange in one transaction of outstanding shares of the Company having at least two-thirds (2/3) of the total number of votes that may be cast for the election of the Board of Directors of the Company; (iii) any cash tender offer or exchange offer, contested election, or any combination of the foregoing transactions, as a result of which the persons who are Directors of the Company before the transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; or (iv) any

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merger or other business combination or similar action of the Company in which the Shareholders of the Company receive less than fifty percent (50%) voting interest in the new continuing entity. In the event and to the extent an Optionee does not exercise an Option upon occurrence of one of the events described in subparagraphs (i), (ii), (iii) and (iv) above, then such Option shalllapse upon consummation of such event.

    (d) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

    5.  ELIGIBILITY.

    (a) Incentive Stock Options may be granted only to Employees. An Employee who has been granted an Option may, if such Employee is otherwise eligible, be granted additional Option(s).

    (b) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other incentive stock options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available to purchase upon exercise of one or more incentive stock options during any calendar year.

    (c) The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or services at any time, with or without cause.

    6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 12 of the Plan.

    7.  EXERCISE PRICE AND CONSIDERATION.

    (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

         (i)  In the case of an Incentive Stock Option

              (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

              (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

    (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common

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Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

    (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the Indiana Business Corporation Law.

    8.  OPTIONS.

    (a) TERM OF OPTION. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement. However, in the case of an Option granted to an Employee who, at the time the Option is granted, owns stock representing more than ten percent (l0%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

    (b)  EXERCISE OF OPTION.

         (i) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

    An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

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    Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (ii) TERMINATION OF STATUS AS AN EMPLOYEE. In the event of termination of an Optionee's Continuous Status as an Employee, the Employee may, but only within thirty (30) days after the date of such termination (but in no event later than January 28, 2001), exercise the Options to the extent that the Employee was entitled to exercise the Options at the date of such termination. To the extent that the Employee was not entitled to exercise the Options at the date of such termination, or if the Employee does not exercise such Options (which the Employee was entitled to exercise) within the time specified herein, the Options shall terminate.

         (iii) DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 8(b)(ii) above, in the event of termination of an Optionee's Continuous Status as an Employee as a result of such Employee's total and permanent disability (as defined in Section 22(e)(3) of the Code), such Employee may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent such Employee was entitled to exercise it at the date of such termination. To the extent such Employee was not entitled to exercise the Option at the date of termination, or if such Employee does not exercise such Option (which such Employee was entitled to exercise) within the time specified herein, the Option shall terminate.

         (iv) DEATH OF OPTIONEE. In the event of the death of an Optionee during the term of the Option who is at the time of his or her death an Employee of the Company and who shall have been in Continuous Status as an Employee since the date of grant of the option, the Option may be exercised, at any time within six (6) months (or such other period of time as is determined by the Board at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee six (6) months (or such other period of time as is determined by the Board at the time of grant of the Option) after the date of death, subject to the limitation set forth in Section 5(b).

    9. NON-TRANSFERABILITY OF OPTIONS. The Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

    10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of

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Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.
In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board shall provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. The Board shall notify the Optionee that the Option shall be fully exercisable and the Option will terminate upon the consummation of such sale or merger.

    11. TIME OF GRANT. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

    12.  AMENDMENT AND TERMINATION OF THE PLAN.

              (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 16 of the Plan:

                   (i)   any increase in the number of Shares
subject to the Plan, other than in connection with an adjustment under Section 10 of the Plan;

                   (ii) any change in the designation of the class of persons eligible to be granted Options; or

                   (iii) if the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

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              (b)  SHAREHOLDER APPROVAL.  If any amendment
requiring shareholder approval under Section 12(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 16 of the Plan.

              (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

    13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    14. RESERVATION OF SHARES. The Company, during the terms of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    15. OPTION AGREEMENTS. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    16.  SHAREHOLDER APPROVAL.

         (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted.

         (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

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    17.  INFORMATION TO OPTIONEES.  The Company shall provide to each Optionee, immediately prior to the exercise of an Option, a copy of the most recent annual financial statement of the Company, and copies of all other information provided to shareholders of the Company at the last most recent annual meeting held prior to exercise. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure their access to equivalent information.

              AMENDMENT TO THE INCENTIVE STOCK OPTION PLAN

    The Incentive Plan currently provides that options to acquire an aggregate of 1,875,000 shares of Common Stock may be granted thereunder. The Incentive Plan was amended and restated on December 9, 1994, and approved by the shareholders of the Corporation December 9, 1994.

SUMMARY OF AMENDMENT

         The Board of Directors has amended the Incentive Plan to provide for the issuance of options to acquire an additional 200,000 shares of Common Stock (for an aggregate of 2,075,000 shares of Common Stock) and directed that this amendment be submitted to the shareholders of the Corporation for their approval. As of December 31, 1996, options to purchase 1,795,067 shares of Common Stock have been granted under the Incentive Plan. The approval of the increase in the number of shares of Common Stock available for grant under the Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock and entitled to vote at the Annual Meeting. If not approved by shareholders at the Annual Meeting, certain grants made under the Incentive Plan during and after the last fiscal year may be null and void. Under the Incentive Plan, stock options may be granted only to full-time employees of the Company and its subsidiaries, including officers.

    SUMMARY OF MATERIAL PROVISIONS OF THE INCENTIVE PLAN

    GENERAL. The Incentive Plan is intended to provide continuing long-term incentives to selected eligible key employees, including officers, to provide a means of rewarding outstanding performance by such individuals, and to enable the Company to attract and retain key personnel. See also "Executive Compensation."

    ADMINISTRATION. The Incentive Plan is administered by the Board of Directors or a committee appointed thereby, a majority of the members of which must be members of the Board and none of whom are eligible to participate in the Incentive Plan. The Board or committee may interpret the Incentive Plan and, subject to its provisions, may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Incentive Plan. Subject to certain limits set forth in the Incentive Plan, the Board or committee has complete discretion to select participants, establish the manner in which options are granted and exercised, and otherwise prescribe all of the terms and provisions of options granted under the Incentive Plan.

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    ELIGIBILITY.  Only  full-time employees, including officers, of the Company and its subsidiaries are eligible to participate in the Incentive Plan. As of December 31, 1996, the Company and its subsidiaries had approximately 237 full-time employees.

    STOCK SUBJECT TO INCENTIVE PLAN. The Incentive Plan covers an aggregate of 1,875,000 shares of Common Stock (as adjusted for a 5 for 4 stock split in January 1995). As of December 31, 1996, options for 1,795,067 shares of Common Stock had been granted under the Incentive Plan. The Board of Directors shall make appropriate adjustments in the number of shares subject to the Incentive Plan and outstanding options in the event of a recapitalization, reclassification, stock split, combination of shares (reverse stock split) or dividend or other distribution payable in Common Stock after the Incentive Plan becomes effective.

    VESTING AND TERM. Before December 10, 1996, options granted under the Incentive Plan generally vest and become exercisable at the rate of 20% of the option shares on the first, second, third, fourth and fifth anniversary date of the grant conditioned upon continued employment with the Company. Options granted after December 10, 1996 are exercisable over a two year period, 25% every six months. Vesting is accelerated and options become exercisable in the event of a "change of control" of the Company as defined in the Incentive Plan. The options generally have a term of ten years (five years for employees owning more than 10% of the Company's Common Stock) from the date of grant.

    AMENDMENT. The Incentive Plan may be amended by the Board of Directors except that, without shareholder approval, no amendment shall increase the number of shares available under the Incentive Plan except for certain specified adjustments, change the designation of the class of persons eligible to be granted options under the Incentive Plan, or materially increase the benefits accruing to participants under the Incentive Plan.

    FEDERAL TAX CONSEQUENCES. Options under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code. In accordance with section 422 of the Code, the term of any option granted under the Incentive Plan may not exceed ten (10) years. With respect to any employee who owns stock possessing more than ten percent (10%) of the voting power of the outstanding stock of the Company, the term of any option may be no longer than five (5) years. The aggregate fair market value of the Common Stock (determined at the date of the option grant) with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year may not exceed $100,000. The exercise price of all options granted under the Incentive Plan must not be less than the fair market value per share on the date of grant (unless the Optionee owns ten percent (10%) or more of the voting power of the outstanding stock

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of the Company in which case the exercise price must not be less than one hundred ten percent (110%) of the fair market value per share on the date of grant).

The grant and exercise of an option under the Incentive Plan does not result in taxable income to the Optionee provided that the Optionee observes the following holding periods and restrictions. In order for the option to be a qualified incentive option, the Optionee must hold the stock acquired pursuant to the option for a period of two (2) years from the date of the option grant and one
(1) year from the date of the option exercise. Any failure to satisfy the holding periods and restrictions results in the loss of the qualified status of the option and such option would be treated as a nonqualified option. Provided that the Optionee observes the aforementioned holding periods, the sale of the option stock by the Optionee results in taxable long-term capital gain income to the Optionee in an amount equal to the difference between the option sales and the option exercise price.

    The Incentive Plan is not a stock bonus, pension or profit-sharing plan and is not subject to or qualified under section 401(a) of the Internal Revenue Code or any or the provisions of the Employment Retirement Income Security Act of 1974 ("ERISA").

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